EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Third Quarter 2016 Results
Third Quarter Net Income of $0.30 per share
Normalized FFO of $1.03 per share for the Third Quarter
Comparable Hotel RevPAR for the Third Quarter Grows 3.8% Year Over Year

Newton, MA (November 9, 2016). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and nine months ended September 30, 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$46,646	$56,019	$144,426	$170,414
Net income available for common shareholders per share	$0.30	$0.37	$0.94	$1.13
Adjusted EBITDA (1)	$210,514	$192,713	$613,825	$551,167
Normalized FFO available for common shareholders (1)	$162,135	$149,692	$468,003	$422,580
Normalized FFO available for common shareholders per share (1)	$1.03	$0.99	$3.05	$2.80

Portfolio Performance
Comparable hotel RevPAR	$101.77	$98.02	$98.37	$94.15
Comparable hotel RevPAR growth	3.8%	—	4.5%	—
RevPAR (all hotels)	$101.35	$97.95	$97.35	$94.33
RevPAR growth (all hotels)	3.5%	—	3.2%	—
Coverage of HPT’s minimum returns and rents for hotels	1.25x	1.18x	1.18x	1.13x
Coverage of HPT's minimum rents for travel centers	1.78x	1.74x	1.59x	1.79x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO available for common shareholders, and Normalized FFO available for common shareholders, for the quarters and nine months ended September 30, 2016 and 2015 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“We are pleased with the continued strong performance from our hotel and travel center properties this quarter. HPT’s comparable hotel RevPAR growth of 3.8% exceeded the industry for the 15th consecutive quarter and aggregate coverage of our minimum returns and rents improved compared to the same quarter last year. During the quarter, we also raised $372 million of net proceeds from a common equity offering and principally used the net proceeds to repay debt.”

Results for the Three and Nine Months Ended September 30, 2016 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended September 30, 2016 was $46.6 million, or $0.30 per diluted share, compared to net income available for common shareholders of $56.0 million, or $0.37 per diluted share, for the quarter ended September 30, 2015. Net income available for common shareholders includes $25.0 million, or $0.16 per diluted share, and $8.6 million, or $0.06 per diluted share, of estimated business management incentive fee expense for the quarters ended September 30, 2016 and 2015, respectively. The weighted average number of diluted common shares outstanding was 157.3 million and 151.4 million for the quarters ended September 30, 2016 and 2015, respectively.

Net income available for common shareholders for the nine months ended September 30, 2016 was $144.4 million, or $0.94 per diluted share, compared to net income available for common shareholders of $170.4 million, or $1.13 per diluted share, for the nine months ended September 30, 2015. Net income available for common shareholders for the nine months ended September 30, 2016 includes $56.3 million, or $0.37 per diluted share, of estimated business management incentive fee expense. Net income available for common shareholders for the nine months ended September 30, 2015 includes $17.4 million, or $0.12 per diluted share, of estimated business management incentive fee expense and an $11.0 million, or $0.07 per diluted share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 153.4 million and 150.9 million for the nine months ended September 30, 2016 and 2015, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended September 30, 2016 compared to the same period in 2015 increased 9.2% to $210.5 million.

Adjusted EBITDA for the nine months ended September 30, 2016 compared to the same period in 2015 increased 11.4% to $613.8 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended September 30, 2016 were $162.1 million, or $1.03 per diluted share, compared to Normalized FFO available for common shareholders of $149.7 million, or $0.99 per diluted share, for the quarter ended September 30, 2015.

Normalized FFO available for common shareholders for the nine months ended September 30, 2016 were $468.0 million, or $3.05 per diluted share, compared to Normalized FFO available for common shareholders of $422.6 million, or $2.80 per diluted share, for the nine months ended September 30, 2015.

•
Hotel RevPAR (comparable hotels): For the quarter ended September 30, 2016 compared to the same period in 2015 for HPT’s 293 hotels that were owned continuously since July 1, 2015: average daily rate, or ADR, increased 3.3% to $126.58; occupancy increased 0.4 percentage points to 80.4%; and revenue per available room, or RevPAR, increased 3.8% to $101.77.

For the nine months ended September 30, 2016 compared to the same period in 2015 for HPT’s 291 hotels that were owned continuously since January 1, 2015: ADR increased 3.4% to $125.95; occupancy increased 0.8 percentage points to 78.1%; and RevPAR increased 4.5% to $98.37.

•
Hotel RevPAR (all hotels): For the quarter ended September 30, 2016 compared to the same period in 2015 for HPT’s 305 hotels: ADR increased 3.0% to $126.69; occupancy increased 0.4 percentage points to 80.0%; and RevPAR increased 3.5% to $101.35.

For the nine months ended September 30, 2016 compared to the same period in 2015 for HPT’s 305 hotels: ADR increased 3.1% to $125.94; occupancy increased 0.1 percentage points to 77.3%; and RevPAR increased 3.2% to $97.35.

•
Coverage of Minimum Returns and Rents: For the quarter ended September 30, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.25x from 1.18x for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.18x from 1.13x for the nine months ended September 30, 2015.

For the quarter ended September 30, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers increased to 1.78x from 1.74x for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.59x from 1.79x for the nine months ended September 30, 2015.

As of September 30, 2016, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: On September 30, 2016, HPT acquired from TravelCenters of America LLC (Nasdaq: TA), or TA, a newly developed travel center located in Caryville, TN for $16.6 million, excluding acquisition related costs. HPT added this TA branded travel center to its TA No. 2 lease.

As previously disclosed, in July 2016, HPT entered into an agreement to acquire a full service hotel with 236 rooms located in Milpitas, CA for $52.0 million. The agreement was subsequently terminated and in October 2016 HPT entered into a new agreement to acquire this hotel for $46.0 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the fourth quarter of 2016. HPT plans to add this hotel to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

In October 2016, HPT entered into an agreement to acquire a full service hotel with 101 rooms located in Addison, TX for a purchase price of $9.0 million, excluding acquisition related costs. HPT currently expects to complete this acquisition in the first quarter of 2017. HPT plans to add this Radisson branded hotel to its management agreement with Carlson Hotels Worldwide, or Carlson.

In November 2016, HPT entered into an agreement to acquire a full service hotel with 483 rooms located in Chicago, IL for a purchase price of $86.7 million, excluding acquisition related costs. HPT currently expects to complete this acquisition in the first quarter of 2017. HPT plans to add this Kimpton branded hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

Financing Activities:

In August 2016, HPT issued 12,650,000 common shares in a public offering at a price of $30.75 per share. The net proceeds from this offering of approximately $372.0 million after payment of the underwriters' discount and other offering expenses were used to repay amounts outstanding under HPT's revolving credit facility and for general business purposes.

In September 2016, HPT redeemed at par plus accrued interest all $300.0 million of its 5.625% senior notes due 2017 using cash on hand and borrowings under its revolving credit facility.

Tenants and Managers: As of September 30, 2016, HPT had nine operating agreements with seven hotel operating companies for 305 hotels with 46,347 rooms, which represented 65% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 198 travel centers, which represented 35% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of September 30, 2016, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $68.6 million as of September 30, 2016 (approximately $17.2 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement may be limited to available hotel cash flows after payment of operating expenses and funding of the FF&E reserve. During the three months ended September 30, 2016, HPT realized returns under its Marriott No. 1 agreement of $21.5 million. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million as of September 30, 2016 (approximately $26.6 million per quarter). During the three months ended September 30, 2016, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended September 30, 2016, the available security deposit was replenished by $4.2 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period. At September 30, 2016, the available security deposit from Marriott for the Marriott No. 234 agreement was $17.4 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended September 30, 2016 of $2.5 million was paid to HPT. During the quarter ended September 30, 2016, Marriott notified HPT it does not intend to extend its lease for the Kauai resort hotel when it expires on December 31, 2019. HPT intends to have discussions with Marriott about the future of this hotel.

•
InterContinental Agreement: As of September 30, 2016, 94 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $160.3 million (approximately $40.1 million per quarter). During the three months ended September 30, 2016, HPT realized returns and rents under its InterContinental agreement of $43.6 million. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended September 30, 2016, the available security deposit was replenished by $7.0 million from a share of hotel cash flows in excess of the returns and rents due to HPT for the period. At September 30, 2016, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $71.0 million.

•
Other Hotel Agreements: As of September 30, 2016, HPT’s remaining 89 hotels are operated under five agreements: one management agreement with Sonesta (33 hotels), requiring annual minimum returns of $86.0 million as of September 30, 2016 (approximately $21.5 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns and rents of $28.2 million (approximately $7.1 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of September 30, 2016 (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson (11 hotels), requiring annual minimum returns of $12.9 million as of September 30, 2016 (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (Nasdaq: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million as of September 30, 2016 (approximately $1.9 million per quarter). Minimum returns and rents due to HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flows after payment of operating expenses. The payments due to HPT under these agreements for the three months ended September 30, 2016 were paid to HPT.

•
Travel Center Agreements: As of September 30, 2016, HPT’s 198 travel centers located along the U.S. Interstate Highway system were leased to TA under five lease agreements, which required aggregate annual minimum rents of $271.2 million (approximately $67.8 million per quarter). As of September 30, 2016, all payments due to HPT from TA under these leases were current.

Conference Call:

On Wednesday, November 9, 2016, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss the results for the quarter ended September 30, 2016. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, November 16, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10092992.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2016 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF SEPTEMBER 30, 2016, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION, AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF SEPTEMBER 30, 2016 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CANNOT BE SURE WITH REGARD TO THE FUTURE PERFORMANCE OF HPT’S PROPERTIES, WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•
HPT HAS ENTERED INTO AGREEMENTS TO ACQUIRE THREE HOTELS FOR AN AGGREGATE PURCHASE PRICE OF $141.7 MILLION, AND HPT EXPECTS TO COMPLETE THESE TRANSACTIONS DURING THE FOURTH QUARTER OF 2016 AND FIRST QUARTER OF 2017 AND TO ADD THESE HOTELS TO ITS EXISTING MANAGEMENT AGREEMENTS WITH SONESTA, CARLSON AND INTERCONTINENTAL. THESE TRANSACTIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THESE ACQUISITIONS AND THE EXPECTED MANAGEMENT ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE, AND

•
THIS PRESS RELEASE STATES THAT MARRIOTT HAS NOTIFIED HPT THAT IT DOES NOT INTEND TO EXTEND ITS LEASE FOR HPT'S RESORT HOTEL ON KAUAI, HAWAII WHEN THAT LEASE EXPIRES ON DECEMBER 31, 2019 AND THAT HPT INTENDS TO HAVE DISCUSSIONS WITH MARRIOTT ABOUT THE FUTURE OF THIS HOTEL. THESE STATEMENTS MAY IMPLY THAT MARRIOTT WILL NOT OPERATE THIS HOTEL IN THE FUTURE OR THAT

HPT MAY RECEIVE LESS CASH FLOW FROM THIS HOTEL IN THE FUTURE. HPT'S DISCUSSIONS WITH MARRIOTT HAVE ONLY RECENTLY BEGUN. AT THIS TIME HPT CANNOT PREDICT HOW ITS DISCUSSIONS WITH MARRIOTT WILL IMPACT THE FUTURE OF THIS HOTEL. FOR EXAMPLE, THIS HOTEL MAY CONTINUE TO BE OPERATED BY MARRIOTT ON DIFFERENT CONTRACT TERMS THAN THE CURRENT LEASE, HPT MAY IDENTIFY A DIFFERENT OPERATOR FOR THIS HOTEL, OR THE CASH FLOW WHICH HPT RECEIVES FROM ITS OWNERSHIP OF THIS HOTEL MAY BE DIFFERENT THAN THE RENT HPT NOW RECEIVES. ALSO, ALTHOUGH THE CURRENT LEASE EXPIRES ON DECEMBER 31, 2019, HPT AND MARRIOTT MAY AGREE UPON A DIFFERENT TERMINATION DATE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues (1)	$464,173	$437,171	$1,332,586	$1,243,744
Rental income (2)	78,278	73,747	231,830	207,561
FF&E reserve income (3)	1,065	968	3,517	3,159
Total revenues	543,516	511,886	1,567,933	1,454,464

Expenses:
Hotel operating expenses (1)	322,012	308,603	923,239	870,689
Depreciation and amortization	90,139	84,261	266,192	243,812
General and administrative (4)	37,739	19,831	91,127	53,820
Acquisition related costs (5)	156	851	885	1,986
Total expenses	450,046	413,546	1,281,443	1,170,307

Operating income	93,470	98,340	286,490	284,157

Dividend income	626	—	1,375	—
Interest income	89	11	227	32
Interest expense (including amortization of debt issuance costs and debt discounts of $2,122, $1,458, $6,114 and $4,374, respectively)	(41,280)	(36,628)	(124,564)	(107,918)
Loss on early extinguishment of debt (6)	(158)	—	(228)	—
Income before income taxes, equity in earnings (losses) of an investee and gain on sale of real estate	52,747	61,723	163,300	176,271
Income tax expense	(948)	(514)	(3,483)	(1,445)
Equity in earnings (losses) of an investee	13	(24)	107	71
Income before gain on sale of real estate	51,812	61,185	159,924	174,897
Gain on sale of real estate (7)	—	—	—	11,015
Net income	51,812	61,185	159,924	185,912
Preferred distributions	(5,166)	(5,166)	(15,498)	(15,498)
Net income available for common shareholders	$46,646	$56,019	$144,426	$170,414

Weighted average common shares outstanding (basic)	157,217	151,359	153,357	150,476
Weighted average common shares outstanding (diluted)	157,263	151,386	153,390	150,863

Net income available for common shareholders per common share:
Basic and diluted	$0.30	$0.37	$0.94	$1.13

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders	$46,646	$56,019	$144,426	$170,414
Add (Less): Depreciation and amortization	90,139	84,261	266,192	243,812
Gain on sale of real estate (7)	—	—	—	(11,015)
FFO available for common shareholders	136,785	140,280	410,618	403,211
Add: Acquisition related costs (5)	156	851	885	1,986
Estimated business management incentive fees (4)	25,036	8,561	56,272	17,383
Loss on early extinguishment of debt (6)	158	—	228	—
Normalized FFO available for common shareholders	$162,135	$149,692	$468,003	$422,580

Weighted average common shares outstanding (basic)	157,217	151,359	153,357	150,476
Weighted average common shares outstanding (diluted)	157,263	151,386	153,390	150,863

Basic and diluted per common share amounts:
FFO available for common shareholders (basic)	$0.87	$0.93	$2.68	$2.68
FFO available for common shareholders (diluted)	$0.87	$0.93	$2.68	$2.67
Normalized FFO available for common shareholders (basic)	$1.03	$0.99	$3.05	$2.81
Normalized FFO available for common shareholders (diluted)	$1.03	$0.99	$3.05	$2.80

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income	$51,812	$61,185	$159,924	$185,912
Add: Interest expense	41,280	36,628	124,564	107,918
Income tax expense	948	514	3,483	1,445
Depreciation and amortization	90,139	84,261	266,192	243,812
EBITDA	184,179	182,588	554,163	539,087
Add (less): Acquisition related costs (5)	156	851	885	1,986
General and administrative expense paid in common shares (10)	985	713	2,277	3,726
Estimated business management incentive fees (4)	25,036	8,561	56,272	17,383
Loss on early extinguishment of debt (6)	158	—	228	—
Gain on sale of real estate (7)	—	—	—	(11,015)
Adjusted EBITDA	$210,514	$192,713	$613,825	$551,167

See Notes on pages 10 and 11

(1)
At September 30, 2016, HPT owned 305 hotels; 302 of these hotels are managed by hotel operating companies and three hotels are leased to hotel operating companies. At September 30, 2016, HPT also owned 198 travel centers; all 198 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $2,248 and $6,560 less than the minimum returns due to HPT in the three months ended September 30, 2016 and 2015, respectively, and $12,618 and $17,395 less than the minimum returns due to HPT in the nine months ended September 30, 2016 and 2015, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses in the three months ended September 30, 2016 or 2015 and reductions of $592 and $1,295 in the nine months ended September 30, 2016 and 2015, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $2,248 and $6,560 in the three months ended September 30, 2016 and 2015, respectively, and $12,026 and $16,100 in the nine months ended September 30, 2016 and 2015, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $35,123 and $28,969 more than the minimum returns due to HPT in the three months ended September 30, 2016 and 2015, respectively, and $80,867 and $65,973 more than the minimum returns due to HPT in the nine months ended September 30, 2016 and 2015, respectively. Certain of HPT’s guarantees and its security deposits may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements. When HPT’s guarantees and its security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $15,103 and $11,970 in the three months ended September 30, 2016 and 2015, respectively, and $33,897 and $27,551 in the nine months ended September 30, 2016 and 2015, respectively, as a result of such replenishments.

(2)
Rental income includes $2,932 and $3,752 in the three months ended September 30, 2016 and 2015, respectively, and $10,377 and $5,807 in the nine months ended September 30, 2016 and 2015, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis. In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Rental income for the nine months ended September 30, 2015 includes $2,048 of percentage rent recorded because the amount was no longer contingent as a result of HPT’s lease modifications with TA.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual incentive fee expense amount for the year, if any, is determined. HPT recorded estimated business management incentive fees of $25,036 and $8,561 during the three months ended September 30, 2016 and 2015, respectively, and $56,272 and $17,383 during the nine months ended September 30, 2016 and 2015, respectively.

(5)	Represents costs associated with HPT’s acquisition activities.

(6)
HPT recorded losses of $158 and $228 on early extinguishment of debt during the three and nine months ended September 30, 2016, respectively, in connection with the redemption of certain senior unsecured notes.

(7)	HPT recorded an $11,015 gain on sale of real estate during the nine months ended September 30, 2015 in connection with the sale of five travel centers.

(8)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and HPT excludes acquisition related costs and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders or operating income as an indicator of HPT’s operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(9)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or operating income as an indicator of operating performance or as a measure of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)
Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager. Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS

Real estate properties:
Land	$1,550,174	$1,529,004
Buildings, improvements and equipment	7,047,370	6,732,768
Total real estate properties, gross	8,597,544	8,261,772
Accumulated depreciation	(2,436,327)	(2,217,135)
Total real estate properties, net	6,161,217	6,044,637
Cash and cash equivalents	9,534	13,682
Restricted cash (FF&E reserve escrow)	60,606	51,211
Due from related persons	62,949	50,987
Other assets, net	291,826	234,280
Total assets	$6,586,132	$6,394,797

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$150,000	$465,000
Unsecured term loan, net	398,254	397,756
Senior unsecured notes, net	2,564,476	2,403,439
Convertible senior unsecured notes	8,478	8,478
Security deposits	88,524	53,579
Accounts payable and other liabilities	155,433	179,783
Due to related persons	64,303	69,514
Dividends payable	5,166	5,166
Total liabilities	3,434,634	3,582,715

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,269,211 and 151,547,288 shares issued and outstanding, respectively	1,643	1,515
Additional paid in capital	4,539,704	4,165,911
Cumulative net income	3,041,581	2,881,657
Cumulative other comprehensive income (loss)	35,904	(15,523)
Cumulative preferred distributions	(336,811)	(321,313)
Cumulative common distributions	(4,410,630)	(4,180,272)
Total shareholders’ equity	3,151,498	2,812,082
Total liabilities and shareholders’ equity	$6,586,132	$6,394,797